Exhibit 10.3

Bonus Arrangement for Executive Vice-President and Chief Operating Officer

Fastenal Company’s Executive Vice-President and Chief Operating Officer is paid a bonus under an individual bonus arrangement. Under this arrangement, the bonus for any quarter is calculated based on the amounts by which the Company’s consolidated net sales and consolidated pre-tax income for such quarter exceeds, respectively, the Company’s consolidated net sales and consolidated pre-tax income for the same quarter in the prior year.